UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Corning Natural Gas Corporation

(Name of Registrant as Specified In Its Charter)

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330 West William Street, Corning, New York 14830

February 21, 2008

Dear Fellow Shareholders:

You are cordially invited to attend the 2008 annual meeting of shareholders of Corning Natural Gas Corporation on April 1, 2008, starting at 10:00 a.m. local time at our offices at 330 West William Street, Corning, New York 14830.

As more fully described in the attached notice of annual meeting and the accompanying proxy statement, the principal business to be addressed at the meeting is the election of directors. Our management team will also discuss our business and will be available to respond to your questions.

Your vote is important to us. Whether or not you plan to attend the annual meeting, please return the enclosed proxy card as soon as possible to ensure your representation at the meeting. You may choose to vote in person at the annual meeting even if you have returned a proxy card.

On behalf of the directors and management of Corning Natural Gas Corporation, I would like to thank you for your support and confidence and look forward to seeing you at the meeting.

Sincerely,
Michael I. German
Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 1, 2008

To the Shareholders of Corning Natural Gas Corporation:

The annual meeting of shareholders of Corning Natural Gas Corporation, a New York corporation, will be held on April 1, 2008, at 10:00 a.m. local time at 330 West William Street, Corning, New York 14830, for the following purposes:

1.	To elect seven directors to serve for a one year term until the next annual meeting or until their successors are duly elected and qualified; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Only shareholders of record at the close of business on February 15, 2008 are entitled to vote at the annual meeting.

All shareholders are cordially invited to attend the meeting in person. However, to insure your representation at the meeting, please sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for your convenience. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy card.

By Order of the Board of Directors,
Stanley G. Sleve
Vice President - Administration and Corporate Secretary

CORNING NATURAL GAS CORPORATION
__________

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by our board of directors to be used at our 2008 annual meeting of shareholders to be held on April 1, 2008, and any postponements or adjournments of the meeting.

This proxy statement and the accompanying president’s letter, notice and proxy card, together with our annual report to shareholders for the year ended September 30, 2007, are being sent to our shareholders beginning on or about February 21, 2008.

QUESTIONS and ANSWERS

Q:	When and where is the annual meeting?
A:	Our 2008 annual meeting of shareholders will be held on April 1, 2008, at 10:00 a.m. local time at our offices at 330 West William Street, Corning New York, 14830.

Q:	What are shareholders voting on?
A:
Election of seven directors - Henry B. Cook, Jr., Michael I. German, Ted W. Gibson, Richard M. Osborne, Stephen G. Rigo, Thomas J. Smith and George J. Welch. If a permissible proposal other than the election of directors is presented at the annual meeting, your signed proxy card gives authority to Stanley G. Sleve, our vice president - administration and corporate secretary and Firouzeh Sarhangi, our chief financial officer and treasurer, to vote on any such additional proposal. We are not aware of any additional proposals to be voted on at the meeting.

Q:	Who is entitled to vote?
A:
Our record date for the annual meeting is February 15, 2008. Therefore, only holders of our common stock as of the close of business on February 15, 2008 are entitled to vote. Each share of common stock is entitled to one vote at the meeting.

Q:	How do shareholders vote?
A:
Sign and date each proxy card you receive and return it in the prepaid envelope. If you do not mark any selections, your proxy card will be voted in favor of the proposal. You have the right to revoke your proxy at any time before the meeting by:

• notifying our corporate secretary,
• voting in person, or
• returning a later-dated proxy.

If you return your signed proxy card, but do not indicate your voting preferences, Stanley G. Sleve and Firouzeh Sarhangi will vote FOR the nominated directors on your behalf.

Q:	Who will count the vote?
A:
Representatives of our transfer agent, Registrar and Transfer Company, will tabulate the votes. Marie Husted and Kathy Rounds are Corning’s election inspectors and will be responsible for reviewing the vote count.

Q:	What shares are included on the proxy card and what does it mean if a shareholder gets more than one proxy card?
A:
The number of shares printed on your proxy card(s) represents all your shares. Receipt of more than one proxy card means that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:	What constitutes a quorum?
A:
As of the record date 809,550 shares of our common stock were outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for adopting a proposal at the annual meeting. If you submit a properly executed proxy card, then you will be considered part of the quorum. If you are present or represented by a proxy at the annual meeting and you abstain, your abstention will have the same effect as a vote against the proposal. “Broker non-votes” will not be part of the voting power present, but will be counted to determine whether or not a quorum is present. A “broker non-vote” occurs when a broker holding stock in “street name” indicates on the proxy that it does not have discretionary authority to vote on a particular matter.

Q:	Who can attend the annual meeting?
A:	All shareholders as of the record date, February 15, 2008, can attend.

Q:	What percentage of stock are the directors, director nominees and executive officers entitled to vote at the annual meeting?
A:	Together, they own 278,616 shares of our common stock, or approximately 34.4% of the stock entitled to vote at the annual meeting. (See page 21 for more details.)

Q:	Who are our largest principal shareholders?
A:
Richard M. Osborne, our chairman, beneficially owns 119,132 shares of our common stock, or 14.7% of the stock entitled to vote at the annual meeting and Michael I. German, our president and chief executive officer, owns 117,752 shares of our common stock, or 14.5% of the stock entitled to vote at the annual meeting.

Q:	When is a shareholder proposal due for the next annual meeting?
A:
In order to be considered for inclusion in next year’s proxy statement, shareholder proposals must be submitted in writing by October 18, 2008, to Stanley G. Sleve, Corporate Secretary, Corning Natural Gas Corporation, 330 West William Street, Corning, New York 14830, and must be in accordance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. (See page 23 for more details.)

PROPOSAL:

ELECTION OF DIRECTORS

At the annual meeting, seven directors are to be elected to hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified.

Nominees for election this year are Henry B. Cook, Jr., Michael I. German, Ted W. Gibson, Richard M. Osborne, Stephen G. Rigo, Thomas J. Smith and George J. Welch. Each has consented to serve until the next annual meeting or until his successor is duly elected and qualified. Information about the directors and director nominees is included under “Board of Directors” beginning on page 7.

If any director to be elected by you is unable to stand for re-election, the board may, by resolution, provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director.

The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy at the annual meeting is needed to elect directors.

The board of directors recommends that you vote FOR Mr. Cook, Mr. German, Mr. Gibson, Mr. Osborne, Mr. Rigo, Mr. Smith and Mr. Welch.

BOARD OF DIRECTORS

Each of the nominees listed below is an incumbent director whose nomination to serve for a one year term was recommended by the nomination committee and approved by the board.

Name	Age	Position	Director Since
Henry B. Cook, Jr.	60	Director	2007
Michael I. German	57	Chief Executive Officer, President and Director	2006
Ted W. Gibson	65	Director	2006
Richard M. Osborne	62	Chairman of the Board and Director	2006
Stephen G. Rigo	61	Director	2007
Thomas J. Smith	63	Director	2006
George J. Welch	62	Director	2007

Henry B. Cook, Jr. has served as a director since May 2007. He is the president of Triple Cities Acquisition, LLC, a heavy truck parts and vehicle dealer, and Roadwolf Transportation Products, LLC, an importer of heavy duty truck parts.

Michael I. German has served as our chief executive officer, president and director since November 2006. Prior to joining Corning, he was senior vice president, utility operations for Southern Union Company where he was responsible for gas utility operations in Missouri, Pennsylvania, Rhode Island and Massachusetts. From 1994 to 2005, Mr. German held several senior positions at Energy East Corporation, a publicly-held energy services and delivery company, including president of several utilities.

Richard M. Osborne is our chairman of the board of directors and has served as a director since November 2006. Mr. Osborne is president and chief executive officer of OsAir, Inc., a company he founded in 1963, which operates as a property developer and manufacturer of industrial gases for pipeline delivery. He also serves as chairman of the board, chief executive officer and a director of John D. Oil and Gas Company, a publicly-held oil and gas exploration company, and Energy West Incorporated, a publicly-held natural gas utility.

Ted W. Gibson has been a director since November 2006. He serves as the chief executive officer of Classic City Mechanical, an underground utility business. Mr. Gibson is also a corrosion specialist in the National Association of Corrosion Engineers and a graduate of the Georgia Institute of Technology - Mechanical Engineer. Mr. Gibson previously served as Captain in the Marine Corps.

Stephen G. Rigo has served as a director since May 2007. He is executive vice president of two Ohio regulated intrastate gas pipeline companies, Orwell-Trumbell Pipeline Co., LLC and Cobra Pipeline Co., Ltd., and three unregulated natural gas marketing companies. Mr. Rigo’s responsibilities include new business acquisitions, commodity pricing and purchasing, management of regulatory affairs, and corporate administration. His business career spans over 25 years in the energy industry including upper management positions with The Standard Oil Company and BP America.

Thomas J. Smith has served as a director since December 2006. Mr. Smith serves as president of Orwell Natural Gas and North East Ohio Natural Gas, local natural gas distribution companies. Mr. Smith has served as vice president and chief financial officer of Energy West Incorporated, a publicly-held natural gas utility, since November 2007 and was interim president of Energy West from August 2007 until November 2007. Mr. Smith is also a director of Energy West. From 1998 through April 2006, Mr. Smith was president and chief operating officer of John D. Oil and Gas Company, a publicly-held oil and gas exploration company. Mr. Smith remains a director of John D. Oil and Gas.

George J. Welch has served as a director since May 2007. He is a partner in the law firm of Welch & Zink in Corning, New York. Mr. Welch’s practice concentrates on business transactions and real estate. He is currently an active director and member of many community organizations, including a local economic development organization, a community foundation and PaneLogic, Inc., a provider of control system integration services.

Director Independence

The board of directors has determined and confirmed that each of Mr. Cook, Mr. Gibson, Mr. Rigo, Mr. Smith and Mr. Welch do not have a material relationship with Corning that would interfere with the exercise of independent judgment and are independent as defined by the applicable laws and regulations and the listing standards of the New York Stock Exchange.

Director Compensation

On January 24, 2007, the board of directors agreed to change the compensation for all board members. Directors who are not also officers will receive 50 shares of our restricted common stock for each quarter of service as a director. Directors who also serve as officers of Corning will not be compensated for their service as directors. In fiscal 2007, the directors did not receive these compensatory shares, or any other compensation for service as directors. Corning expects to issue the shares earned in fiscal 2007 to the directors in early 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission, or SEC, initial reports of ownership and reports of changes in ownership of our common stock. Our officers, directors and greater than 10% shareholders are required by the SEC to furnish us with copies of all Section 16(a) forms they file. In the last fiscal year, Joel Moore, our former vice president of operations, and Firouzeh Sarhangi, our chief financial officer and treasurer, each filed one Form 4 late reporting a purchase of investment units in Corning’s rights offering. In addition, George Welch, a director, failed to timely report shares owned on a Form 3. All forms were subsequently filed. Based solely on review of copies of reports furnished to us or written representations that no reports were required, we believe that all other Section 16(a) filing requirements were met timely during the most recent fiscal year.

Attendance of the Board of Directors at Meetings

The board of directors met thirteen times in the last fiscal year. All members of the board of directors participated in at least 75% of all board of directors and applicable committee meetings in the last fiscal year.

Corning strongly encourages members of the board of directors to attend annual meetings of shareholders. All members of the board of directors attended the 2007 annual meeting of shareholders held on May 31, 2007.

Nominating Committee

The nominating committee is composed of Mr. German, Mr. Osborne, Mr. Smith and Mr. Welch. The committee did not meet in the last fiscal year. The committee does not have a written charter.

To the extent there are any vacancies on the board or should the nominating committee determine not to re-nominate an incumbent director for election to the board, Mr. German, our president and chief executive officer, and Mr. Osborne, our chairman of the board, generally will identify a qualified candidate for the committee’s consideration. Director nominees are approved by the nominating committee and recommended to the full board for their approval. Nominees are not required to possess specific skills or qualifications, however, nominees are recommended and approved based on various criteria including relevant skills and experience, personal integrity and ability and willingness to devote their time and efforts to Corning. Qualified nominees are considered without regard to age, race, color, sex, religion, disability or national origin. We do not use a third party to locate or evaluate potential candidates for director.

The committee considers nominees recommended by shareholders according to the same criteria. A shareholder desiring to nominate a director for election at our 2009 annual meeting of shareholders must deliver a notice to our corporate secretary at our principal executive office no earlier than ninety days, and no later than sixty days before the annual meeting. The notice must include as to each person whom the shareholder proposes to nominate for election or re-election as director:

•	the name, age, business address and residence address of the person,

•	the principal occupation or employment of the person,

•	the written consent of the person to being named in the proxy as a nominee and to serving as a director,

•	the class and number of our shares of stock beneficially owned by the person, and

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of director pursuant to Rule 14a under the Exchange Act;

and as to the shareholder giving the notice

•	the name and record address of the shareholder, and

•	the class and number of our shares beneficially owned by the shareholder.

We may require any proposed nominee to furnish additional information reasonably required by us to determine the eligibility of the proposed nominee to serve as our director.

Shareholder Communications with Directors

A shareholder who wishes to communicate directly with the board, a committee of the board or with an individual director, should send the communication to

Corning Natural Gas Corporation
Board of Directors [or committee name or director’s name, as appropriate]
330 West William Street
Corning, New York 14830

We will forward all shareholder correspondence about Corning to the board, committee or individual director, as appropriate.

Code of Business Conduct and Ethics

Corning has a Code of Business Conduct and Ethics that applies to all employees, including our chief executive officer and our chief financial officer who also serves as our principal accounting officer. This code is available on our website at www.corninggas.com. Any amendments or waivers to the code that apply to our chief executive officer or chief financial officer will be promptly disclosed to our shareholders.

AUDIT COMMITTEE REPORT

In accordance with its written charter that was approved and adopted by our board, our audit committee assists the board in fulfilling its responsibility of overseeing the quality and integrity of our accounting, auditing and financial reporting practices. The audit committee is directly responsible for the appointment of Corning’s independent public accounting firm and is charged with reviewing and approving all services performed for Corning by the independent accounting firm and for reviewing the accounting firm’s fees. The audit committee reviews the independent accounting firm’s internal quality control procedures, reviews all relationships between the independent accounting firm and Corning in order to assess the accounting firm’s independence, and monitors compliance with Corning’s policy regarding non-audit services, if any, rendered by the independent accounting firm. In addition, the audit committee ensures the regular rotation of the lead audit partner.

The audit committee is comprised of Mr. Smith, who serves as chairman of the committee, Mr. Cook, Mr. Gibson and Mr. Rigo. The audit committee met four times in the past fiscal year. Mr. Smith, Mr. Cook, Mr. Gibson and Mr. Rigo are “independent directors” as defined in the New York Stock Exchange listing standards. The board of directors has determined that Mr. Smith meets the qualifications for designation as a financial expert as defined in SEC rules.

In 2007, the board of directors adopted an amended and restated audit committee charter to more fully comply with requirements applicable to the audit committee pursuant to §202 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules. The audit committee charter was filed as Annex F to our 2007 proxy statement. The audit committee reviews and reassess its charter as needed from time to time and will obtain the approval of the board for any proposed changes to its charter.

The audit committee oversees management’s implementation of internal controls and procedures for financial reporting designed to ensure the integrity and accuracy of our financial statements and to ensure that we are able to timely record, process and report the information required for public disclosure. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements with management. The audit committee also discussed with our independent accounting firm the matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The audit committee reviewed with Rotenberg & Co. LLP, our independent accounting firm who is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States, its judgment as to the quality, not just the acceptability, of our accounting principles and other matters as are required to be discussed with the audit committee pursuant to generally accepted auditing standards.

In discharging its oversight responsibility as to the audit process, the audit committee obtained from our independent accounting firm a formal written statement describing all relationships between the independent accounting firm and us that might bear on the accounting firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the accounting firm any relationships that may impact its objectivity and independence. In considering the accounting firm’s independence, the audit committee also considered whether the non-audit services performed by the accounting firm on our behalf were compatible with maintaining the independence of the accounting firm.

In reliance upon the audit committee’s reviews and discussions with management and our independent accounting firm, the audit committee recommended to the board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended September 30, 2007, for filing with the SEC.

Audit Committee
Thomas J. Smith, Chairman
Henry B. Cook, Jr.
Ted W. Gibson
Stephen G. Rigo

Principal Accounting Firm Fees and Services

The following is a summary of the aggregate fees billed to us for the fiscal years ended September 30, 2007 and 2006, by our independent registered public accounting firm, Rotenberg & Co. LLP, Certified Public Accountants of Rochester, New York.

	2007	2006
Audit Fees	$84,000	$85,100
Audit-Related Fees	—	—
Tax Fees	$16,000	$30,500
All Other Fees	$11,000	—
Total	$111,000	$115,500

Audit Fees. These are fees for professional services rendered by Rotenberg & Co. for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q, and services that are typically rendered in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. There were no fees billed by Rotenberg & Co. for audit-related fees for the fiscal years ended September 30, 2007 and 2006.

Tax Fees. These are fees for professional services rendered by Rotenberg & Co. with respect to tax compliance, tax advice and tax planning. These services include the review of tax returns and consulting on tax planning matters.

All Other Fees. In fiscal 2007, these are fees for the audit of our pension plan and the review of our internal controls and corporate governance. There were no fees billed by Rotenberg & Co. for other services not described above for fiscal 2006.

The audit committee authorized the payment by us of the fees billed to us by Rotenberg & Co. in fiscal 2007 and 2006. The decision to engage Rotenberg & Co. LLP was approved by the audit committee. The audit committee has considered whether the provision of non-audit services is compatible with maintaining Rotenberg & Co. LLP’s independence. In fiscal 2007 and 2006, Rotenberg & Co. had no direct or indirect financial interest in Corning in the capacity of promoter, underwriter, voting director, officer or employee.

Representatives of Rotenberg & Co. will attend the annual meeting to answer appropriate questions and make statements if they desire.

EXECUTIVE OFFICERS

Below are the names, ages, positions and certain other information concerning our current executive officers:

Name	Age	Position

Michael I. German*	57	Chief Executive Officer, President and Director
Firouzeh Sarhangi	49	Chief Financial Officer and Treasurer
Stanley G. Sleve	58	Vice President - Administration and Corporate Secretary
Matthew J. Cook	46	Vice President - Operations
______________
* Biographical information for Mr. German can be found under “Board of Directors.”

Firouzeh Sarhangi was appointed as chief financial officer and treasurer of Corning in 2006. From February 2004 until her appointment as CFO, she served as vice president - finance of Corning. Previously, she was president of Corning’s Tax Center International (TCI) subsidiary, a company she founded and operated until Corning purchased TCI in 1998. Ms. Sarhangi has twenty-four years of public accounting experience.

Stanley G. Sleve serves as our vice president - administration and corporate secretary. He joined Corning in January 1998 and has overseen a variety of corporate operations. He is currently responsible for customer service, facilities management, human resources, information technology, gas supply and community relations.

Matthew J. Cook will join Corning effective February 15, 2008 as Vice President - Operations. Mr. Cook has 14 years of natural gas utility experience. From 2000 until joining Corning, Mr. Cook was employed by Mulcare Pipeline Solutions, a supplier of products and services to the natural gas industry, in various position including sales manager and technical specialist. Previously, Mr. Cook served as operations engineer and gas engineer of New York State Electric and Gas.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee

Our compensation committee oversees Corning’s executive compensation program. In this role, the committee reviews and approves, or recommends for approval by the full board, the compensation that is paid or awarded to our executive officers. The committee also administers our 2007 Stock Plan. The goal of our compensation committee is to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive.

Compensation Philosophy and Objectives

Our compensation philosophy is to reward our executive officers for management that advances the interests of our shareholders and provides dependable and economically priced natural gas service for our customers. The primary objective of our compensation program is to attract and retain highly qualified executive officers to successfully lead Corning and improve shareholder value.

To achieve these objectives, we believe that we must provide a compensation package for our executives that is competitive with compensation offered by comparable companies in the Corning and Hammondsport, New York areas. In addition, our company is regulated by the New York Public Service Commission and we seek to set compensation within the rate parameters imposed by the commission.

Role of Executive Officers in Our Compensation Program

In the last year, the compensation committee, with the input of our president and CEO, Michael I. German, established the salary for each executive based on his or her performance and current compensation level. Mr. German reviewed the performance of our executive officers and solicited their views on their own compensation levels. Mr. German then presented his recommendations, based on these reviews and discussions, to the committee for review and approval or modification. The compensation committee can exercise its discretion in modifying any recommendation made by Mr. German.

Elements of Our Compensation Program

We subscribe to a total compensation program composed primarily of base salary and retirement and welfare benefits. We do not have a bonus program and none of our executives received a bonus in 2007, although we may consider implementing a program of annual cash incentive compensation in the future tied to specific performance goals. Mr. German’s employment agreement provides for a bonus based on net after tax income targets. Because these targets were not met in 2007, Mr. German did not receive a bonus. See “Mr. German’s Employment Agreement” on page 16.

Base Salary

To attract and retain qualified executive officers, base salary is the primary element in our compensation program. The base salary of our executive officers is designed to fairly compensate them for:

•	delivering safe, reliable and cost effective service to our customers; and

•	providing reasonable earnings growth to our shareholders.

We believe that these are complimentary objectives and linked to our overall success. To attract and retain qualified executives we believe that base salaries must be competitive with those offered by comparable companies in the Corning and Hammondsport, New York areas. In addition, our company is regulated by the New York Public Service Commission and we seek to set compensation within the rate parameters imposed by the commission. There is no specific, quantified relationship between the company’s performance and individual executive’s salaries.

The compensation committee reviews the base salary adjustment, if any, for our executive officers based on merit and prevailing rates and recommends these adjustments to the board of directors. In 2007 the raise “pool” for our employees was 3.5% based on our rate case and union agreements. Mr. German decided to forgo any increase in his base salary to support the company in its rebuilding phase. Our other executive officers received modest increases in base salary for 2008 ranging from 1.4% to 3.5%.

Long-Term Incentives

In 2007, we adopted the 2007 Stock Plan which provides for the granting of stock options, stock appreciation rights, or SARs, restricted stock awards and performance-based awards. Long-term incentives are awarded in an effort to attract and retain executive officers of outstanding ability and keep such officers aligned with the long-term objectives of Corning. In order to attract an executive of Mr. German’s caliber to lead Corning and to align his interests with those of our shareholders, his employment agreement provided for the issuance of 75,000 options to him, which he was awarded effective August 2007. Currently, only Mr. German has been issued options under the plan. The compensation committee intends to review the advisability of issuing additional equity awards to Corning’s executives in the future.

An aggregate of 100,000 shares of our Class A common stock have been reserved for issuance pursuant to the plan, subject to adjustment for stock splits, mergers and similar transactions. In addition, beginning in 2008 and continuing for a period of nine years, on the day of each annual meeting of shareholders, the total maximum number of shares available for issuance will automatically be increased to the number of shares equal to 15% of the shares outstanding. All of our officers, directors and employees are eligible to receive grants pursuant to the plan. The plan is administered by our compensation committee, which is responsible for designating individuals to whom options, SARs or awards are to be granted and determining the terms and conditions of grants. In granting options, SARs or awards, the committee considers the performance and anticipated future contribution of the potential recipient and such other considerations the committee deems relevant. Options granted under the plan generally have a term of ten years and are exercisable as determined by the committee. The plan terminates on May 31, 2017. Awards outstanding on the termination date are subject to their terms, but no further grants will be made following the termination date. We estimate that on April 1, 2008, the date of this year’s annual meeting, the number of shares available for future grants will be increased to 46,433.

Benefit Plans

We provide competitive welfare and retirement benefits to our executive officers as an important element of their compensation packages. Our executives receive medical and dental coverage, life insurance, disability coverage and other benefits on the same basis as our other employees. Our executives are also eligible to participate in our employee savings and pension plans.

Corning Natural Gas Corporation Employees Savings Plan. All non-union employees of Corning who work for more than 1,000 hours per year and who have completed one year of service may enroll in the savings plan at the beginning of each calendar quarter. Under the savings plan, participants may contribute up to 50% of their wages. For non-union employees, Corning will match one-half of the participant’s contributions up to a total of 3% of the participant’s wages. Matching contributions vest in the participants at a rate of 20% per year and become fully vested after five years. All participants may select one of ten investment plans, or a combination thereof, for their account. Distribution of amounts accumulated under the savings plan occurs upon the termination of employment or death of the participant. The savings plan also contains loan and hardship withdrawal provisions.

Pension Plan. We maintain a defined benefit pension plan, the Retirement Plan for Salaried and Non-Union Employees of Corning Natural Gas Corporation, that covers substantially all of our employees. We make annual contributions to the plan equal to amounts determined in accordance with the funding requirements of the Employee Retirement Security Act of 1974. The benefit payable under the pension plan is calculated based upon the employee’s average salary for the four years immediately preceding his retirement. The compensation covered by the pension plan includes only base salary, identified in the summary compensation table as “salary.”

Mr. German’s Employment Agreement

Pursuant to his employment agreement, Mr. German will serve as president and chief executive officer of Corning for a period of three years, with an automatic renewal for successive one year periods thereafter. Mr. German received 75,000 options to purchase common stock of Corning for a price of $15.00 per share under the 2007 Stock Plan pursuant to the terms of the agreement. The employment agreement provides termination payments to Mr. German in the event of a change in control of Corning or other termination of his employment for cause, as are defined in the employment agreement. The employment agreement also contains standard confidentiality, non-competition and non-solicitation provisions for a period including Mr. German’s employment and the twelve months immediately following the date of the termination of his employment.

None of our other executive officers have employment, termination or change-in-control agreements.

Stock Ownership Guidelines

In order to link the interests of management and shareholders, executive officers are encouraged to purchase shares of Corning to maintain or to establish a significant level of direct stock ownership. For example, all of our executive officers purchased shares in our rights offering last year.

Accounting and Tax Considerations

In designing our compensation program, we take into consideration the accounting and tax effect that each element will or may have on Corning and our executive officers.

Effective November, 2007, in accordance with Statement of Financial Accounting Standard No. 123(R), “Share-Based Payment” (FAS 123(R)), we began to record compensation expense under the “fair-value-based” method of accounting for stock options granted to employees and directors. We adopted FAS 123(R) using the “modified prospective application.” The modified prospective transition method requires that compensation cost be recognized in the financial statements for all awards granted after the date of adoption as well as for existing awards for which the requisite service has not been rendered as of the date of adoption.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation paid by us to our chief executive officer, chief financial officer, and our most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(1) ($)	Total ($)
Michael I. German, President and Chief Executive Officer	2007	118,269	—	39,367	—	—	157,636
Firouzeh Sarhangi, Chief Financial Officer and Treasurer	2007	111,320	—	—	16,192	3,340	130,852
Stanley G. Sleve, Vice President - Administration and Corporate Secretary	2007	97,290	—	—	19,163	2,919	119,372
Joel D. Moore, former Vice President - Operations	2007	146,399	—	—	11,686	4,392	162,477
Thomas K. Barry, former President and Chief Executive Officer	2007	57,418	—	—	12,481	170,797(2)	240,696

(1) The amounts reported include the following 401(k) matching contributions by Corning in fiscal 2007: (i) Ms. Sarhangi - $3,340; (ii) Mr. Sleve - $2,919; (iii) Mr. Moore - $4,392; and (iv) Mr. Barry - $1,705.

(2) Amounts include: (i) $93,936 paid to Mr. Barry pursuant to his consulting agreement; (ii) $63,140 in payments pursuant to his deferred compensation agreement; and (iii) $11,516 in taxes payable by Mr. Barry on compensation paid to him pursuant to his deferred compensation agreement that was reimbursed by Corning.

Grants of Plan-Based Awards

The following table summarizes information with respect to grants of non-equity and equity plan-based awards to our most highly compensated executive officers in the last fiscal year.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Equity Plan Awards
Name	Grant Date				All Other Option Awards: Number of Shares Underlying Options	Exercise or Base Price of Option Awards ($)	Closing Market Price on the Date of Grant(1) ($)	Grant Date Fair Value of Stock and Option Awards(2) ($)
		Threshold ($)	Target ($)	Maximum ($)
Michael I. German	8/6/07(1)	—	—	—	75,000	15.00	16.50	118,100

(1) Mr. German’s employment agreement dated as of November 30, 2006 provided for the grant of non-qualified stock options at the exercise price of $15.00 per share upon Corning’s adoption of a stock option plan. The plan was adopted on May 31, 2007. Mr. German’s option agreement was not executed until November 5, 2007. However, the grant date of August 6, 2007 was used for Corning’s financial statement accounting purposes.

(2) The fair value of stock options is based on the FAS 123(R) compensation expense recognized as of August 6, 2007. We use the Black-Scholes option pricing model to estimate compensation cost for stock option awards. Please see the table regarding the assumptions used in this calculation in Note R - “Stock Based Compensation” to our consolidated financial statements in our Form 10-K for the fiscal year ended September 30, 2007 filed with the SEC on December 28, 2007.

Option Exercises and Stock Vested

None of our most highly compensated officers exercised options in the last fiscal year. Our executive officers did not hold any stock awards as of the past fiscal year.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes information with respect to the stock options held by our most highly compensated executive officers as of the end of the past fiscal year.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date*
Michael I. German	25,000	50,000	$15.00	11/05/2011

* The option is exercisable as follows: 25,000 shares on 11/5/2007, 25,000 shares on 11/5/2008 and 25,000 shares on 11/5/2009.

Pension Benefits

The following table shows the present value of accumulated pension benefits payable to each of our most highly compensated executive officers, including the number of years of service credited to each officer.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)	Payments Made During Last Fiscal Year ($)
Firouzeh Sarhangi	Retirement Plan for Salaried and Non-Union Employees	9.4	81,209	—
Stanley G. Sleve	Retirement Plan for Salaried and Non-Union Employees	9.8	128,798	—
Joel D. Moore	Retirement Plan for Salaried and Non-Union Employees	2.1	19,628	—

Thomas K. Barry	Retirement Plan for Salaried and Non-Union Employees	30.0	1,210,684	84,685
	Supplemental Executive Retirement Benefit*	30.0	6,781	441

* Annual excess pension benefit payable pursuant to Mr. Barry’s consulting agreement.

Severance Compensation

We do not have a general severance policy applicable to all employees, including our most highly compensated executive officers. However, Mr. German’s employment agreement requires us to make payments in the event of termination of his employment, including a change of control. Mr. Barry’s survivor benefit deferred compensation agreement provides for death benefit coverage payable to his beneficiaries upon his death. Corning’s pension committee is investigating whether Mr. Barry violated terms of his deferred compensation agreement and the company has suspended all payments under the agreement. As the pension committee has not made a final determination regarding future payment to Mr. Barry under the deferred compensation agreement, the amount shown in the table below represents the full amount payable to Mr. Barry under the agreement.

For purposes of the description of the potential payments to Mr. German and Mr. Barry, we have assumed that the triggering event occurred as of September 28, 2007, the last business day of our last fiscal year. The actual amounts of any payments to these executive officers can only be determined at the time of a change in control or termination of Mr. German or upon the death of Mr. Barry. For additional information regarding Mr. German’s employment agreement, see “Mr. German’s Employment Agreement” on page 16.

Estimated Potential Payment*	Termination within one year after a “Change in Control” ($)	Termination “Without Cause” ($)	Death Pursuant to Survivor Benefit Deferred Compensation Agreement ($)
Michael I. German
Compensation Payments	450,000	150,000	—
Thomas K. Barry
Deferred Compensation Payments	—	—	1,078,420

Following termination of employment, our executive officers may receive payment of retirement benefits under our pension plan. The value of this benefit as of September 29, 2007 is set forth in “Pension Benefits” on page 19. There are no special or enhanced benefits under the pension plan for our most highly compensated executive officers.

COMPENSATION COMMITTEE REPORT

The compensation committee is comprised of Ted W. Gibson, Richard M. Osborne and Stephen G. Rigo. The compensation committee did not meet in the last fiscal year. The board of directors determined that Mr. Gibson and Mr. Rigo are independent as required by applicable law and regulations and the listing standards of the New York Stock Exchange.

The compensation of Mr. German, our president and chief executive officer, was determined by our former board of directors and has been approved by our current compensation committee. Going forward, the compensation committee will review and adjust Mr. German’s compensation as it deems appropriate, consistent with his employment agreement. Mr. German makes recommendations regarding the compensation for all our other executive officers, which recommendations are reviewed and approved by the compensation committee. Our compensation committee does not have a written charter. The compensation committee has reviewed and discussed compensation discussion and analysis for our fiscal year ended September 30, 2007 with our management and based on this review has recommended to the board that compensation discussion and analysis be included in this proxy statement.

The foregoing report was submitted by the compensation committee and shall be deemed to be “furnished” rather than “filed” with the SEC and, therefore, not subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

Compensation Committee
Ted W. Gibson
Richard M. Osborne
Stephen G. Rigo

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of February 15, 2008, information regarding the beneficial ownership of our common stock, by each shareholder known by us to be the beneficial owner of more than 5% of our stock, each director, each executive officer, and all our directors and executive officers as a group.

	Common Stock
Names and Address(1)(2)	Shares	Right to Acquire(3)	Total	Percentage

Richard M. Osborne(4)	119,132	14,000	133,132	16.2%
Michael I. German(5)	117,752	67,064	184,816	21.1%
The Gabelli Group(6) One Corporate Center Rye, NY 10580	150,000	52,293	202,293	23.5%
Mitchell Partners, L.P. (7) 3187-D Airway Avenue Costa Mesa, CA 92626	47,852	29,976	77,828	9.3%
Ted W. Gibson(8)	25,000	17,500	42,500	5.1%
Henry B. Cook, Jr.(9)	5,270	3,549	8,819	1.1%
Firouzeh Sarhangi(10)	4,776	1,672	6,448	*
George J. Welch(11)	3,062	1,072	4,134	*
Stanley G. Sleve(12)	2,614	1,020	3,634	*
Joel D. Moore(13)	1,010	707	1,717	*
Stephen G. Rigo	—	—	—	—
Thomas J. Smith	—	—	—	—
All directors, director nominees and executive officers as a group (10 individuals)	278,616	106,584	385,200	42.0%

* Less than 1 percent

(1)	Unless otherwise indicated, we believe that all persons named in the table have sole investment and voting power over the shares of capital stock owned.
(2)	Unless otherwise indicated, the address of each beneficial owner is c/o Corning Natural Gas Corporation, 330 West William Street, Corning, New York 14830.
(3)	Shares of common stock the beneficial owner has the right to acquire through stock options or warrants that are or will become exercisable within 60 days.
(4)	Includes warrants to purchase 14,000 shares of stock. All shares and warrants are owned by the Richard M. Osborne Trust, an Ohio trust of which Mr. Osborne is the sole trustee.
(5)
Includes 25,000 options to purchase common stock and warrants to purchase 42,064 shares of common stock. 10,000 shares and warrants to purchase 7,000 shares of common stock are owned jointly by Mr. German and two other individuals. Mr. German disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(6)
Includes 120,000 shares and 41,790 warrants held by Gabelli Funds, LLC and 30,000 shares and 10,503 warrants held by Gabelli Advisors, Inc. Each of Gabelli Funds and Gabelli Advisors has sole voting and dispositive power over the shares held by it. Based solely on information in the Schedule 13D filed with the SEC on January 24, 2008.

(7)	Includes warrants to purchase 29,976 shares of common stock. Based solely on information in the Schedule 13G filed with the SEC on September 13, 2007.
(8)	Includes warrants to purchase 17,500 shares of common stock.
(9)	Includes warrants to purchase 3,549 shares of common stock.
(10)	Includes warrants to purchase 1,672 shares of common stock.
(11)
Includes warrants to purchase 1,072 shares of common stock. Shares and warrants are beneficially owned by Vincent J. Welch Trust, of which Mr. Welch is one of three trustees having voting and investment powers.

(12)	Includes warrants to purchase 1,020 shares of common stock.
(13)	Includes warrants to purchase 707 shares of common stock.

EQUITY COMPENSATION PLAN INFORMATION

The Corning Natural Gas Corporation 2007 Stock Plan provides for the issuance of 100,000 shares of our common stock. Beginning in 2008 and continuing for a period of nine years, on the day of each annual meeting of shareholders, the total maximum number of shares available for issuance will automatically be increased to the number of shares equal to 15% of the shares outstanding. As of September 30, 2007, there were 75,000 options outstanding and the maximum number of shares available for future grants under the plan was 25,000. We estimate that on April 1, 2008, the date of this year’s annual meeting, the number of shares available for future grants will be increased to 46,433.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	75,000	$15.00	25,000
Equity compensation plans not approved by security holders	—	—	—
Total	75,000	$15.00	25,000

SHAREHOLDER PROPOSALS

A shareholder intending to present a proposal to be included in our proxy statement for our 2009 annual meeting of shareholders must deliver a proposal, in accordance with the requirements of Rule 14a-8 under the Exchange Act, to our corporate secretary at our principal executive office no later than October 18, 2008. A shareholder’s notice to the corporate secretary must set forth as to each matter the shareholder proposes to bring before the meeting

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,

•	the name and record address of the shareholder proposing such business,

•	the number of shares of our common stock that are beneficially owned by the shareholder, and

•	any material interest of the shareholder in such business.

A shareholder may also present a proposal directly to our shareholders at the annual meeting. However, if we do not receive notice of the shareholder proposal prior to the close of business on January 2, 2009, SEC rules permit management to vote proxies in their discretion on the proposed matter. If we receive notice of the shareholder proposal on or before the close of business on January 2, 2009, management can only vote proxies in their discretion if they advise shareholders in our 2009 proxy statement about the nature of the proposed matter and how management intends to vote on the matter.

OTHER MATTERS

Our board of directors is not aware of any other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote the shares they represent as the board of directors may recommend.

You are urged to sign and return your proxy promptly to make certain your shares will be voted at the annual meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,
Stanley G. Sleve
Vice President - Administration and Corporate Secretary

February 21, 2008

[FRONT]

PROXY	CORNING NATURAL GAS CORPORATION	PROXY
ANNUAL MEETING OF SHAREHOLDERS
April 1, 2008
330 West William Street
PO Box 58
Corning, New York 14830
10:00 a.m. local time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Firouzeh Sarhangi and Stanley G. Sleve the proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of Corning Natural Gas Corporation to be held on April 1, 2008, at 330 West William Street, Corning, New York 14830, beginning at 10:00 a.m. local time, and any adjournments, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below, and on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the February 21, 2008 Proxy Statement. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report of Corning Natural Gas Corporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES.

1.	Election of Henry B. Cook, Jr., Michael I. German, Ted W. Gibson, Richard M. Osborne, Stephen G. Rigo, Thomas J. Smith and George J. Welch as directors.

FOR / / WITHHELD / /
FOR, EXCEPT WITHHELD FROM THE FOLLOWING NOMINEE(S): / /

_______________________________________________________________________

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN PROMPTLY.

[BACK]

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly each holder should sign. If signature is by attorney, executor, administrator, trustee or guardian, please give full title.)

Dated:_______________________________, 2008

_________________________________________
Signature

_________________________________________
Signature if held jointly

I plan to attend the meeting: Yes □ No □

This proxy will be voted FOR all nominees unless otherwise indicated, and in the discretion of the proxies on all other matters properly brought before the meeting.